Exhibit 99.2

Vickers Historic Roswell | Roswell, GA

BRG

BLUEROCK Residential Growth REIT™

Q4 2020 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

The Conley | Leander, TX

Bluerock Residential Growth REIT, Inc.

Fourth Quarter 2020

Supplemental Financial Information

(Unaudited)

Table of Contents
Fourth Quarter Earnings Release	3

Financial and Operating Highlights	20

Share and Unit Information	21

EBITDAre and Interest Information	22

Financial Statistics	23

Recent Acquisitions and Investments	24

Recent Dispositions	25

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease	26

Portfolio Information	27

Renovation Table	28

Lease-up and Development Mezzanine/Preferred/Ground Lease Investments	29

Condensed Consolidated Balance Sheets	30

Consolidated Statements of Operations	31

Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	32

Mortgages Payable Summary Information	33

2021 Projected Guidance Information	35

Definitions of Non-GAAP Financial Measures	36

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others.  For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2020, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Fourth Quarter 2020 Results

-                  Total Revenues Grew 6.6% YoY -

-                  Same Store Average Occupancy Increased 1.4% -

-                  Collected 97% of Fourth Quarter Rents -

New York, NY (February 11, 2021) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended December 31, 2020.

“We continue to drive solid same store occupancy, average rent, and operating margins performance in our investments in highly amenitized, live/work/play apartment communities, even with the challenges of COVID-19,” said Ramin Kamfar, Company Chairman and CEO. “Our increased occupancy, sequential quarterly rent growth improvement, and consistent elevated rental collections throughout the pandemic reflect a resilient Class A affordable suburban based portfolio well positioned to outperform in the coming quarters. We will also continue to opportunistically allocate capital through dispositions and new investments, as well as opportunistic share repurchases and redemption of our preferred equity.”

Fourth Quarter Highlights

-	Total revenues grew 6.6% to $56.0 million for the quarter from $52.5 million in the prior year period.

-	Net loss attributable to common stockholders for the fourth quarter of 2020 was ($1.13) per diluted share, as compared to net loss attributable to common stockholders of ($0.62) per diluted share in the prior year period.

-	Property Net Operating Income (“NOI”) grew 9.7% to $30.9 million from $28.2 million in the prior year period.

-	Portfolio occupancy was 95.4% at December 31, 2020, up 140 basis points from the prior year.

-	Same store average occupancy increased 140 basis points and same store average rent increased 0.2%, as compared to the prior year period.

-	Same store revenue increased 0.6% and same store NOI increased 0.2%, as compared to the prior year period.

-	Improved operating margins by 50 basis points year over year to 62.1%.

-	Blended lease rate growth of 1.0%, up 60 basis points on a sequential quarter-over-quarter basis. January 2021 average lease growth accelerated to 1.4%, led by renewals at 4.4% and new leases at negative 1%.

-	Collected 97% of rents from its multifamily properties for the three months ended December 31, 2020.

-	Core funds from operations attributable to common shares and units (“CFFO”) was $6.1 million, compared to $6.7 million in the prior year period. CFFO per diluted share was $0.18 for the fourth quarter as compared to $0.21 in the prior year period.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

-	Consolidated real estate investments, at cost, were approximately $2.3 billion.

-	Acquired three multifamily communities totaling 968 units for a total purchase price of $166 million.

-	Made two additional Strategic Portfolio preferred equity investments in stabilized properties totaling $5 million and committed to another preferred equity investment in a development project for $10 million.

-	Completed additional funding for eleven preferred equity, mezzanine loan, and ground lease investments totaling $20 million.

-	Sold one operating asset for a sale price of $38 million and net proceeds of $10 million. The asset was sold at an in-place cap rate of 3.3% adjusting for the buyer’s year one taxes and $300 per unit replacement reserves.

-	Sold three development investments for gross sales pricing of $218 million netting the Company proceeds of $70 million – two mezzanine loan repayments yielded $55 million and one preferred equity investment returned $15 million in net proceeds to the Company.

-	Completed 65 value-add unit upgrades during the quarter achieving an average 23.9% ROI.

-	Paid quarterly dividend of $0.1625 in cash per share of common stock.

-	Raised $76.2 million through its continuous registered Series T Preferred Stock offering in the quarter.

-	Completed partial redemptions of its 8.25% Series A Cumulative Redeemable Preferred Stock totaling $85 million, including accrued and unpaid dividends. Subsequent to quarter end, the Company announced it will redeem the remaining $55 million outstanding on February 26th.

-	Repurchased 2,851,975 shares of Class A common stock during the quarter at an average price of $9.81 per share.

-	As of December 31, 2020, had $208.3 million of unrestricted cash and availability under its revolving credit facilities.

Full Year Highlights

-	Total revenues grew 4.7% to $219.8 million for the year from $210.0 million in the prior year.

-	Net loss attributable to common stockholders for 2020 was ($1.91) per diluted share, as compared to ($0.91) per diluted share in the prior year.

-	Property NOI grew 8.4% to $120.2 million, from $110.9 million in the prior year.

-	Same store revenue and NOI increased 0.9% and 0.3%, respectively, as compared to the prior year.

-	Completed 310 value-add unit upgrades during the year producing an average 23.3% ROI through increased monthly rental rates.

-	Improved operating margin by 140 basis points year over year to 61.2%.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

-	CFFO was $23.7 million, compared to $25.4 million in the prior year. CFFO per diluted share was $0.72 for the year as compared to $0.82 in the prior year.

-	Acquired six multifamily communities totaling 1,898 units for a total purchase price of $338 million.

-	Made five additional Strategic Portfolio preferred equity investments in stabilized properties totaling $17 million and committed to another preferred equity investment in a development project for $10 million.

-	Committed to two mezzanine loan investments in development properties for $22 million.

-	Purchased land for a ground lease for $3 million and committed $20 million for the ground lease tenant’s multifamily development.

-	Completed additional funding for thirteen preferred equity, mezzanine loan, and ground lease investments totaling $38 million and invested $4 million to buyout the noncontrolling interests in an asset.

-	Sold five operating assets for a sales price of $245 million and net proceeds of $90 million.

-	Sold four development investments for gross sales pricing of $283 million netting the Company proceeds of $92 million – two mezzanine loan repayments yielded $55 million and two preferred equity investments returned $38 million in net proceeds to the Company.

-	Paid quarterly dividends amounting to $0.65 on an annual basis in cash per share of common stock.

-	Raised $243 million through its continuous registered Series T Preferred Stock offering during the year.

Included later in this release are definitions of NOI, CFFO and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

COVID-19 Pandemic Update

Since the beginning of the COVID-19 pandemic, the Company has executed on actions to prioritize the health and well-being of its tenants, business partners, service providers and employees, while striving to provide the highest quality living experience possible and facilitating virtual leasing and services.

Post-Quarter Operational Performance

•	As of January 31, 2021, the Company had collected 97% of January rents from its multifamily properties.

•	Occupancy and availability remains strong at 95.6% and 7.4%, respectively, as of January 31, 2021.

•	In January, average lease rate grew 1.4% year over year.

Current Liquidity

Due to the uncertainties presented by the COVID-19 pandemic, the Company continues to take measures to ensure an appropriate level of liquidity and believes it has sufficient liquidity through this uncertain period.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

•	The Company has approximately $158 million in unrestricted cash and availability under its revolving credit facilities as of January 31, 2021.

•	Over $43 million was raised from the Company’s continuous registered Series T Preferred Stock offering to date in 2021.

Fourth Quarter 2020 Financial Results

Net loss attributable to common stockholders for the fourth quarter of 2020 was ($26.2) million, compared to net loss attributable to common stockholders of ($13.8) million in the prior year period. Net loss attributable to common stockholders included non-cash expenses of $31.2 million or $1.33 per share in the fourth quarter of 2020 compared to $18.6 million or $0.83 per share for the prior year period, which included a $16.4 million provision for credit loss on a preferred equity investment, primarily due to the submarket conditions in Houston, Texas impacting the underlying property operations.

CFFO for the fourth quarter of 2020 was $6.1 million, or $0.18 per diluted share, compared to $6.7 million, or $0.21 per diluted share, in the prior year period. CFFO was positively impacted by growth in property NOI of $2.7 million and preferred returns of $0.7 million. This was primarily offset by a year-over-year decrease in interest income of $0.5 million, an increase in general and administrative expense of $0.1 million, and preferred stock dividends of $2.8 million.

Total Portfolio Performance

$ In thousands, except average rental rates	4Q20	4Q19	Variance		YTD20	YTD19	Variance
Total Revenues (1)	$55,987	$52,520	6.6%		$219,848	$209,971	4.7%
Property Operating Expenses	$18,861	$17,600	7.2%		$76,301	$74,449	2.5%
NOI	$30,949	$28,200	9.7%		$120,221	$110,927	8.4%
Operating Margin	62.1%	61.6%	50	bps	61.2%	59.8%	140	bps
Average Occupancy Percentage	94.9%	93.6%	130	bps	94.7%	93.8%	90	bps
Average Rental Rate	$1,318	$1,319	(0.1%)		$1,324	$1,311	1.0%

(1)	Including interest income

For the fourth quarter of 2020, property revenues increased by 8.8% compared to the same prior year period. Total portfolio NOI was $30.9 million, an increase of $2.7 million, or 9.7%, compared to the same period in the prior year. Property NOI margins expanded by 50 basis points to 62.1% of revenue for the quarter, compared to 61.6% of revenue in the prior year quarter.

Same Store Portfolio Performance

$ In thousands, except average rental rates	4Q20	4Q19	Variance		YTD20	YTD19	Variance
Revenues	$41,325	$41,092	0.6%		$142,199	$140,900	0.9%
Property Operating Expenses	$15,779	$15,609	1.1%		$56,660	$55,598	1.9%
NOI	$25,546	$25,483	0.2%		$85,539	$85,302	0.3%
Operating Margin	61.8%	62.0%	(20	)bps	60.2%	60.5%	(30	)bps
Average Occupancy Percentage	94.9%	93.5%	140	bps	94.7%	93.8%	90	bps
Average Rental Rate	$1,318	$1,315	0.2%		$1,341	$1,325	1.2%

The Company’s same store portfolio for the quarter ended December 31, 2020 included 28 properties. For the fourth quarter of 2020, same store NOI was $25.5 million, an increase of $0.1 million, or 0.2%, compared to the 2019 period. Same store property revenues increased by 0.6% compared to the 2019 period, primarily driven by a 140-basis point increase in occupancy and 0.2% increase in average rental rates; of our 28 same store properties, 22 recognized occupancy increases and 15 recognized rental rate increases during the period. This was offset by $0.3 million increase in bad debt expense due to the impact of COVID-19.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Same store expenses increased 1.1%, or $0.2 million, primarily because of a $0.2 million repairs and maintenance expense increase due to timing. Non-controllable expenses were essentially flat; insurance expenses increased $0.2 million due to industrywide multifamily price increases offset by a $0.2 million real estate tax decrease from prior year. Real estate tax decrease was due to a $0.4 million credit in the current year offset by $0.2 million of municipality tax increases.

Renovation Activity

The Company completed 65 value-add unit upgrades during the fourth quarter achieving an average 23.9% ROI. Since inception, within the existing portfolio, the Company has completed 2,955 value-add unit upgrades at an average cost of $5,916 per unit and achieved an average monthly rental rate increase of $116 per unit, equating to an average 23.6% ROI on all unit upgrades leased as of December 31, 2020. The Company has identified approximately 4,421 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations.

Portfolio Activity

The Company completed the following investments:

-	Acquired a 100% interest in a 266-unit apartment community located in Morrisville, North Carolina, known as Carrington at Perimeter Park. The total purchase price was $52.0 million, funded in part by a $31.3 million mortgage loan secured by the property.

-	Acquired a 100% interest in a 270-unit apartment community located in Austin, Texas, known as Elan. The total purchase price was $39.5 million, funded in part by a $25.6 million mortgage loan secured by the property.

-	Acquired a 90% interest in a 432-unit apartment community located in Mesa, Arizona, known as Cielo on Gilbert. The total purchase price was $74.3 million, funded in part by a $58.0 million mortgage loan secured by the property.

-	Made additional Strategic Portfolio preferred equity investments totaling $5 million in two stabilized assets with 388-units called Water’s Edge and Hunter’s Pointe, both located in Pensacola, Florida.

-	Entered into a preferred equity commitment to invest $10.2 million in a 208-unit development called Encore Chandler located in Chandler, Arizona.

-	Funded $20 million under existing preferred equity, mezzanine loan, and ground lease commitments in eleven investments.

The Company completed the following activity subsequent to December 31, 2020:

-	On January 28, 2021, the Company sold ARIUM Grandewood for a gross sales price of $65 million and net proceeds to the Company of $25 million.

-	Announced the redemption of its remaining outstanding Series A Preferred Stock totaling $55 million.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Balance Sheet

As of December 31, 2020, the Company had $208.3 million of unrestricted cash and availability under its revolving credit facilities, and $1.6 billion of indebtedness outstanding.

During the fourth quarter, the Company raised gross proceeds of approximately $76.2 million through the issuance of 3.0 million shares of Series T Preferred Stock at $25.00 per share. The Series T Preferred Stock continuous offering offers 20,000,000 preferred shares in the primary offering, along with 12,000,000 preferred shares pursuant to a dividend reinvestment plan. The preferred shares are offered at $25.00 per share and pay cumulative monthly dividends at a 6.15% annual rate, along with an annual stock dividend of up to 0.2% for five years.

The Company repurchased 2,851,975 shares of Class A Common Stock during the fourth quarter at an average price of $9.81 per share.

On October 21, 2020, the Company redeemed 1,393,294 shares of its 8.25% Series A Cumulative Redeemable Preferred Stock, representing approximately 25% of the total outstanding shares of Series A Preferred Stock.  The total cost to redeem the shares was $35 million, including accrued and unpaid dividends. In addition, on December 21, 2020, the Company redeemed 1,963,551 shares of its 8.25% Series A Cumulative Redeemable Preferred Stock, representing approximately 47% of the then total outstanding shares of Series A Preferred Stock. The total cost to redeem the shares was $50 million, including accrued and unpaid dividends.

Dividend

The Board of Directors authorized, and the Company declared, a quarterly cash dividend for the fourth quarter of 2020 equal to a quarterly rate of $0.1625 per share on its Class A and Class C Common Stock, payable to the stockholders of record as of December 24, 2020, which was paid on January 5, 2021. A portion of each dividend may constitute a return of capital for tax purposes.

The Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 8.250% Series A Cumulative Redeemable Preferred Stock for the fourth quarter of 2020, in the amount of $0.515625 per share. In addition, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock for the fourth quarter of 2020, in the amount of $0.4765625 per share. Further, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.125% Series D Cumulative Preferred Stock for the fourth quarter of 2020, in the amount of $0.4453125 per share.  The dividends were payable to the stockholders of record as of December 24, 2020, and were paid on January 5, 2021.

The Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of October 23, 2020, November 25, 2020, and December 24, 2020, which were paid in cash on November 5, 2020, December 4, 2020 and January 5, 2021, respectively.

The Board of Directors authorized, and the Company declared, a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends were payable to the stockholders of record as of October 23, 2020, November 25, 2020, and December 24, 2020, and were paid in cash on November 5, 2020, December 4, 2020 and January 5, 2021, respectively.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

The Board authorized, and the Company declared, an annual Series T Preferred Stock dividend of 0.20% per share of Series T Preferred Stock. Shares of Series T Preferred Stock that are held only for a portion of the applicable annual stock dividend period received a prorated Series T Preferred Stock dividend based on the actual number of months in the applicable annual stock dividend period during which each such share of Series T Preferred Stock was outstanding. The annual stock dividend was payable to stockholders of record on December 24, 2020 and was paid on December 29, 2020.

On January 13, 2021, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of January 25, 2021, which was paid in cash on February 5, 2021, and as of February 25, 2021, and March 25, 2021, which will be paid in cash on March 5, 2021 and April 5, 2021, respectively.

On January 13, 2021, the Board of Directors authorized, and the Company declared, a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends are payable to the stockholders of record as of January 25, 2021, which was paid in cash on February 5, 2021, and as of February 25, 2021, and March 25, 2021, which will be paid in cash on March 5, 2021 and April 5, 2021, respectively.

2021 Guidance

Based on the Company’s current outlook and market conditions, the Company anticipates 2021 CFFO in the range of $0.65 to $0.70 per share. The Company anticipates that earnings growth will be more heavily weighted towards the second half of 2021 as it realizes the upside opportunity from deploying the proceeds from opportunistic dispositions in late 2020 and early 2021, plus the implementation of institutional property management, lease-ups, and value-add renovations at its recent acquisitions. For additional guidance details underlying earnings guidance, please see page 35 of Company’s Fourth Quarter 2020 Earnings Supplement available under the Investors section on the Company’s website (www.bluerockresidential.com).

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Thursday, February 11, 2021 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until March 11, 2021 at http://services.choruscall.com/links/brg210211.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10151415.

The full text of this Earnings Release and additional Supplemental Information is available in the Investors section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2020, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred/ground lease investments as of December 31, 2020:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)	% Occupied (3)
ARIUM Glenridge	Atlanta, GA	480	1990	90%	$1,289	95.4%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,407	93.1%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,413	95.7%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,406	93.9%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,442	94.3%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,677	96.5%
Avenue 25	Phoenix, AZ	254	2013	100%	1,239	94.9%
Carrington at Perimeter Park	Morrisville, NC	266	2007	100%	1,247	95.9%
Chattahoochee Ridge	Atlanta, GA	358	1996	90%	1,388	96.6%
Chevy Chase	Austin, TX	320	1971	92%	964	98.1%
Cielo on Gilbert	Mesa, AZ	432	1985	90%	1,050	95.4%
Citrus Tower	Orlando, FL	336	2006	97%	1,364	96.4%
Denim	Scottsdale, AZ	645	1979	100%	1,236	96.6%
Elan	Austin, TX	270	2007	100%	1,133	93.7%
Element	Las Vegas, NV	200	1995	100%	1,250	97.5%
Falls at Forsyth	Cumming, GA	356	2019	100%	1,412	95.5%
Gulfshore Apartment Homes	Naples, FL	368	2016	100%	1,292	95.4%
James on South First	Austin, TX	250	2016	90%	1,348	93.6%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,214	96.0%
Navigator Villas	Pasco, WA	176	2013	90%	1,133	94.9%
Outlook at Greystone	Birmingham, AL	300	2007	100%	1,072	96.3%
Park & Kingston	Charlotte, NC	168	2015	100%	1,280	96.4%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	100%	1,377	96.9%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,261	91.2%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,260	95.8%
Roswell City Walk	Roswell, GA	320	2015	98%	1,584	94.4%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,362	95.8%
The Brodie	Austin, TX	324	2001	100%	1,315	95.4%
The District at Scottsdale	Scottsdale, AZ	332	2018	100%	1,650	91.3%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,461	93.9%
The Mills	Greenville, SC	304	2013	100%	1,052	96.4%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,481	94.1%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	100%	1,350	95.9%
The Sanctuary	Las Vegas, NV	320	1988	100%	1,084	97.2%
Veranda at Centerfield	Houston, TX	400	1999	93%	1,017	94.8%
Villages of Cypress Creek	Houston, TX	384	2001	80%	1,174	94.8%
Wesley Village	Charlotte, NC	301	2010	100%	1,367	95.7%
Subtotal/Average		12,722			$1,315	95.4%

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Mezzanine/Preferred/Ground Lease Investments	Location	Actual/ Planned Number of Units	Pro Forma Average Rent
Alexan CityCentre	Houston, TX	340	$1,513	(2)
Alexan Southside Place	Houston, TX	270	1,639	(2)
Avondale Hills	Decatur, GA	240	1,538
Belmont Crossing	Smyrna, GA	192	831	(2)
Domain at The One Forty	Garland, TX	299	1,282	(2)
Encore Chandler	Chandler, AZ	208	1,457
Georgetown Crossing	Savannah, GA	168	1,006	(2)
Hunter’s Pointe	Pensacola, FL	204	975	(2)
Mira Vista	Austin, TX	200	1,078	(2)
Motif	Fort Lauderdale, FL	385	2,352
Park on the Square	Pensacola, FL	240	1,121	(2)
Reunion Apartments	Orlando, FL	280	1,366
Sierra Terrace	Atlanta, GA	135	1,215	(2)
Sierra Village	Atlanta, GA	154	1,212	(2)
The Commons	Jacksonville, FL	328	896	(2)
The Conley, formerly North Creek Apartments	Leander, TX	259	1,358
The Park at Chapel Hill	Chapel Hill, NC	414	1,599
Thornton Flats	Austin, TX	104	1,541	(2)
Vickers Historic Roswell	Roswell, GA	79	2,783	(2)
Water’s Edge	Pensacola, FL	184	1,118	(2)
Wayford at Concord, formerly Wayforth at Concord	Concord, NC	150	1,707
Zoey	Austin, TX	307	1,762
Subtotal/Average		5,140	$1,443

Portfolio Properties Total/Average		17,862	$1,353

(1)	Represents date of last significant renovation or year built if there were no renovations.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2020.
(3)	Percent occupied is calculated as (i) the number of units occupied as of December 31, 2020, divided by (ii) total number of units, expressed as a percentage.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Twelve Months Ended December 31, 2020 and 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Rental and other property revenues	$49,810	$45,800	$196,522	$185,376
Interest income from mezzanine loan and ground lease investments	6,177	6,720	23,326	24,595
Total revenues	55,987	52,520	219,848	209,971
Expenses
Property operating	18,861	17,600	76,301	74,449
Property management fees	1,269	1,192	4,988	4,899
General and administrative	6,566	5,620	24,141	22,553
Acquisition and pursuit costs	219	210	4,152	556
Weather-related losses, net	—	7	—	355
Depreciation and amortization	19,246	19,355	79,452	70,452
Total expenses	46,161	43,984	189,034	173,264
Operating income	9,826	8,536	30,814	36,707
Other income (expense)
Other income	25	68	144	68
Preferred returns on unconsolidated real estate joint ventures	3,037	2,700	11,250	9,797
Provision for credit losses	(16,369)	—	(16,369)	—
Gain on sale of real estate investments	1,412	—	59,508	48,680
Gain on sale of non-depreciable real estate investments	—	—	—	679
Loss on extinguishment of debt and debt modification costs	(645)	(335)	(14,630)	(7,258)
Interest expense, net	(13,700)	(13,728)	(55,994)	(59,554)
Total other expense	(26,240)	(11,295)	(16,091)	(7,588)
Net (loss) income	(16,414)	(2,759)	14,723	29,119
Preferred stock dividends	(15,676)	(12,868)	(58,463)	(46,159)
Preferred stock accretion	(4,873)	(3,415)	(16,851)	(10,335)
Net (loss) income attributable to noncontrolling interests
Operating Partnership units	(10,634)	(5,032)	(17,313)	(6,779)
Partially-owned properties	(116)	(183)	1,396	(845)
Net loss attributable to noncontrolling interests	(10,750)	(5,215)	(15,917)	(7,624)
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)

Net loss per common share - Basic	$(1.13)	$(0.62)	$(1.91)	$(0.91)

Net loss per common share – Diluted	$(1.13)	$(0.62)	$(1.91)	$(0.91)

Weighted average basic common shares outstanding	23,378,695	22,729,882	24,084,347	22,649,222
Weighted average diluted common shares outstanding	23,378,695	22,729,882	24,084,347	22,649,222

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Consolidated Balance Sheets

Fourth Quarter 2020

(Unaudited and dollars in thousands except for share and per share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Net Real Estate Investments
Land	$279,481	$268,244
Buildings and improvements	1,889,471	1,752,738
Furniture, fixtures and equipment	78,438	67,904
Total Gross Real Estate Investments	2,247,390	2,088,886
Accumulated depreciation	(186,426)	(141,566)
Total Net Operating Real Estate Investments	2,060,964	1,947,320
Operating real estate held for sale, net	36,213	—
Total Net Real Estate Investments	2,097,177	1,947,320
Cash and cash equivalents	83,868	31,683
Restricted cash	35,093	19,085
Notes and accrued interest receivable, net	157,734	193,781
Due from affiliates	339	2,969
Accounts receivable, prepaids and other assets, net	29,502	16,317
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	83,485	126,444
In-place lease intangible assets, net	2,594	3,098
Non-real estate assets associated with operating real estate held for sale	145	—
TOTAL ASSETS	$2,489,937	$2,340,697

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,490,932	$1,425,257
Mortgages payable associated with operating real estate held for sale	38,773	—
Revolving credit facilities	33,000	18,000
Accounts payable	1,317	1,488
Other accrued liabilities	31,025	27,499
Due to affiliates	618	790
Distributions payable	13,421	13,541
Liabilities associated with operating real estate held for sale	383	—
Total Liabilities	1,609,469	1,486,575
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 2,201,547 and 5,721,460 shares issued and outstanding at December 31, 2020 and 2019, respectively	54,332	140,355
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 513,489 and 536,695 shares issued and outstanding at December 31, 2020 and 2019, respectively	469,907	480,921
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 and 2,323,750 shares issued and outstanding at December 31, 2020 and 2019, respectively	56,462	56,797
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 9,717,917 and 17,400 shares issued and outstanding at December 31, 2020 and 2019, respectively	219,967	388
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding at December 31, 2020 and 2019	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 and 2,850,602 shares issued and outstanding at December 31, 2020 and 2019, respectively	66,867	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 22,020,950 and 23,422,557 shares issued and outstanding at December 31, 2020 and 2019, respectively	220	234
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding at December 31, 2020 and 2019	1	1
Additional paid-in-capital	304,710	311,683
Distributions in excess of cumulative earnings	(313,392)	(253,132)
Total Stockholders’ Equity	58,406	127,491
Noncontrolling Interests
Operating partnership units	(3,272)	19,331
Partially owned properties	24,666	28,839
Total Noncontrolling Interests	21,394	48,170
Total Equity	79,800	175,661
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,489,937	$2,340,697

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains and losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gain or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. Commencing January 1, 2020, we did not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $0.3 million and $1.5 million for the three and twelve months ended December 31, 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired six operating properties, made eight investments through mezzanine loans, preferred equity interests or ground lease investments, and sold six operating properties subsequent to December 31, 2019. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net loss, the most directly comparable GAAP financial measure, for the three and twelve months ended December 31, 2020 and 2019 (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)
Add back: Net loss attributable to Operating Partnership Units	(10,634)	(5,032)	(17,313)	(6,779)
Net loss attributable to common stockholders and unit holders	(36,847)	(18,859)	(61,987)	(26,530)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization (1)	18,373	18,483	75,727	66,670
Provision for credit losses	16,369	—	16,369	—
Gain on sale of real estate investments	(1,417)	—	(56,777)	(48,172)
FFO Attributable to Common Stockholders and Unit Holders	(3,522)	(376)	(26,668)	(8,032)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	219	210	4,152	556
Non-cash interest expense	701	826	3,025	3,174
Unrealized loss on derivatives	48	32	115	2,450
Loss on extinguishment of debt and debt modification costs	647	335	14,238	7,199
Weather-related losses, net	—	7	—	313
Non-real estate depreciation and amortization	122	121	486	448
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	—	—	393
Other income, net	(351)	(68)	(400)	(68)
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(353)	—	(1,291)
Non-cash equity compensation	3,329	2,506	11,917	10,615
Preferred stock accretion	4,873	3,415	16,851	10,335
CFFO Attributable to Common Stockholders and Unit Holders	$6,066	$6,655	$23,716	$25,413

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.11)	$(0.01)	$(0.81)	$(0.26)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.18	$0.21	$0.72	$0.82

Weighted average common shares and units outstanding - diluted	32,994,897	31,455,630	33,116,871	30,899,927

(1)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests for partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (loss), computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net (loss) income attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)
Net loss attributable to noncontrolling interests	(10,750)	(5,215)	(15,917)	(7,624)
Preferred stock dividends	15,676	12,868	58,463	46,159
Preferred stock accretion	4,873	3,415	16,851	10,335
Interest expense, net	13,700	13,728	55,994	59,554
Real estate depreciation and amortization	19,199	19,309	79,267	70,079
Provision for credit losses	16,369	—	16,369	—
Gain on sale of real estate investments	(1,412)	—	(59,508)	(48,680)
Loss on extinguishment of debt and debt modification costs	645	335	14,630	7,258
EBITDAre	$32,087	$30,613	$121,475	$117,330
Acquisition and pursuit costs	219	210	4,152	556
Non-real estate depreciation and amortization	122	121	486	448
Weather-related losses, net	—	7	—	355
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	—	—	393
Non-cash equity compensation	3,329	2,506	11,917	10,615
Other income, net	(351)	(68)	(400)	(68)
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(353)	—	(1,291)
Adjusted EBITDAre	$35,406	$33,036	$137,630	$127,659

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)
Add back: Net loss attributable to Operating Partnership Units	(10,634)	(5,032)	(17,313)	(6,779)
Net loss attributable to common stockholders and unit holders	(36,847)	(18,859)	(61,987)	(26,530)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	18,373	18,483	75,727	66,670
Non-real estate depreciation and amortization	122	121	486	448
Non-cash interest expense	701	826	3,025	3,174
Unrealized loss on derivatives	48	32	115	2,450
Loss on extinguishment of debt and debt modification costs	647	335	14,238	7,199
Provision for credit losses	16,369	—	16,369	—
Property management fees	1,211	1,135	4,751	4,645
Acquisition and pursuit costs	219	210	4,152	556
Corporate operating expenses	6,490	5,545	23,770	22,261
Weather-related losses, net	—	7	—	313
Preferred dividends	15,676	12,868	58,463	46,159
Preferred stock accretion	4,873	3,415	16,851	10,335
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income, net	25	68	74	68
Preferred returns on unconsolidated real estate joint ventures	3,037	2,700	11,381	9,797
Interest income from mezzanine loan and ground lease investments	6,177	6,720	23,326	24,595
Gain on sale of real estate investments	1,417	—	56,777	48,172
Gain on sale of non-depreciable real estate investments	—	—	—	679
Pro-rata share of properties’ income	17,226	14,630	64,402	54,369
Add:
Noncontrolling interest pro-rata share of partially owned property income	799	724	3,074	2,810
Total property income	18,025	15,354	67,476	57,179
Add:
Interest expense	12,924	12,846	52,745	53,748
Net operating income	30,949	28,200	120,221	110,927
Less:
Non-same store net operating income	5,403	2,717	34,682	25,625
Same store net operating income (1)	$25,546	$25,483	$85,539	$85,302

(1)	Same store portfolio for the three months ended December 31, 2020 consists of 28 properties, which represent 9,958 units. Same store portfolio for the year ended December 31, 2020 consists of 24 properties, which represent 8,459 units.

Bluerock Residential Growth REIT, Inc.

Fourth Quarter Earnings Release

Contact

Investors:

(888) 558.1031

investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

#

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Twelve Months Ended December 31, 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
OPERATING INFORMATION	2020	2019	% Change	2020	2019	% Change
Total revenue	$55,987	$52,520	6.6%	$219,848	$209,971	4.7%

Total assets	$2,489,937	$2,340,697	6.4%	$2,489,937	$2,340,697	6.4%

Property NOI (1)	$30,949	$28,200	9.7%	$120,221	$110,927	8.4%

Property NOI margins	62.1%	61.6%	0.8%	61.2%	59.8%	2.3%

Net loss per common share - Diluted	$(1.13)	$(0.62)	-	$(1.91)	$(0.91)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.18	$0.21	(14.3%)	$0.72	$0.82	(12.2%)

(1)	See page 38 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)	See page 36 for the Company's definition of this non-GAAP measurement and reasons for using it.

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Fourth Quarter 2020

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended December 31, 2020
Class A Common Stock	23,302,092
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	23,378,695
Restricted Stock Grants (1)	92,865
Weighted Average Common Stock Outstanding, Diluted	23,471,560
OP Units	6,314,926
LTIP Units	3,208,411
Weighted Average Common Stock and Total Units Outstanding, Diluted	32,994,897

Outstanding Common Stock and Units at December 31, 2020	32,455,018

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at December 31, 2020	2,201,547

Outstanding 6.000% Series B Redeemable Preferred Stock at December 31, 2020	513,489

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at December 31, 2020	2,295,845

Outstanding 7.125% Series D Cumulative Preferred Stock at December 31, 2020	2,774,338

Outstanding 6.150% Series T Redeemable Preferred Stock at December 31, 2020	9,717,917

(1)	Potential dilution from vesting of restricted stock grants issued to employees for 92,865 shares of common stock.

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to September 30, 2020:

Share Type	Shares and units outstanding September 30, 2020	Class A common share repurchase	Class A common from Series B and Series T holder redemptions	LTIP Issuances	Other	Shares and units outstanding December 31, 2020	Ownership %
Class A Common Stock	24,589,389	(2,851,975)	281,437	-	2,099	22,020,950	67.85%
Class C Common Stock	76,603	-	-	-	-	76,603	0.24%
Total share equivalents	24,665,992	(2,851,975)	281,437	-	2,099	22,097,553	68.09%
OP Units	6,314,754	-	-	-	(3,898)	6,310,856	19.44%
LTIP Units	3,983,578	-	-	65,221	(2,190)	4,046,609	12.47%
Total noncontrolling interest	10,298,332	-	-	65,221	(6,088)	10,357,465	31.91%
Total shares, OP and LTIP Units	34,964,324	(2,851,975)	281,437	65,221	(3,989)	32,455,018	100.00%

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Fourth Quarter 2020

(Unaudited and dollars in thousands)

Three Months Ended
December 31,
2020
Q4 EBITDAre Calculation
Net loss attributable to common stockholders	$(26,213)
Net loss attributable to noncontrolling interests	(10,750)
Preferred stock dividends	15,676
Preferred stock accretion	4,873
Interest expense, net	13,700
Real estate depreciation and amortization	19,199
Provision for credit losses	16,369
Gain on sale of real estate investments	(1,412)
Loss on extinguishment of debt and debt modification costs	645
EBITDAre (1)	$32,087
Acquisition and pursuit costs	219
Non-real estate depreciation and amortization	122
Non-cash equity compensation	3,329
Other income, net	(351)
Adjusted EBITDAre	$35,406

Modified Q4 EBITDAre Calculation (2)
Adjusted EBITDAre	$35,406
Adjustment	(573)
Modified Q4 EBITDAre	$34,833
Modified Q4 EBITDAre annualized	$139,332

Modified Q4 Interest Calculation (2)(3)
Interest expense	$12,924
Adjustment	700
Modified Q4 interest expense	$13,624
Modified Q4 interest expense annualized	$54,496

(1)	See page 37 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.

(2)

Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on October 1, 2020: (i) acquisitions of Elan, Carrington at Perimeter Park, and Cielo on Gilbert, (ii) sale of Cade Boca Raton, (iii) sales of Arlo, Novel Perimeter, and Riverside Apartments, and (iv) changes in investments at Alexan CityCentre, Avondale Hills, Domain at The One Forty, Reunion Apartments, Strategic Portfolio, The Conley (formerly North Creek Apartments), Vickers Historic Roswell, and Zoey.  Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.

(3)	Interest expense excludes non-cash interest expense.

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Fourth Quarter 2020

(Unaudited and dollars in thousands)

	Three Months Ended
	December 31,
	2020
Interest Coverage Ratio
Modified Q4 EBITDAre *	$34,833
Modified Q4 interest expense (4) *	13,624
Interest coverage ratio	2.56	x

Quarterly Fixed Charge Coverage Ratio
Modified Q4 interest expense (4) *	$13,624
Preferred stock dividends	15,676
Total fixed charges	$29,300
Modified Q4 EBITDAre *	34,833
Modified Q4 EBITDAre fixed charge coverage ratio	1.19	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,567,643
Less: cash (3)	(118,961)
Net debt (total debt less cash)	$1,448,682
Modified Q4 EBITDAre (annualized)*	139,332
Net debt / modified EBITDAre ratio	10.40	x

Leverage as a Percentage of Assets
Total debt (1)	$1,567,643
Total undepreciated assets (2)	2,684,692
Total debt / total undepreciated assets	58.4%
Net debt / net undepreciated assets (less cash)	56.5%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,353,870
Total debt (1)	1,567,643
Total enterprise value	$2,921,513
Total debt / total enterprise value	53.7%
Net debt / total enterprise value	49.6%

(1)	Total debt excludes amortization of fair market value adjustments of $6.5 million and deferred financing costs of $11.4 million.

(2)	Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.

(3)	Cash includes cash, cash equivalents, and restricted cash.

(4)	Interest expense excludes non-cash interest expense.

(5)	Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the December 31, 2020 closing share prices.

*	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on October 1, 2020: (i) acquisitions of Elan, Carrington at Perimeter Park, and Cielo on Gilbert, (ii) sale of Cade Boca Raton, (iii) sales of Arlo, Novel Perimeter, and Riverside Apartments, and (iv) changes in investments at Alexan CityCentre, Avondale Hills, Domain at The One Forty, Reunion Apartments, Strategic Portfolio, The Conley (formerly North Creek Apartments), Vickers Historic Roswell, and Zoey. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units	Ownership Interest in Property	Purchase Price (in millions)	Average Rent (2)
Operating Properties
Avenue 25	Phoenix, AZ	1/23/2020	2013	254	100%	$55.6	$1,239
Falls at Forsyth	Atlanta, GA	3/06/2020	2019	356	100%	82.5	1,412
Chevy Chase	Austin, TX	8/11/2020	1971	320	92%	34.5	964
Carrington at Perimeter Park	Raleigh, NC	12/01/2020	2007	266	100%	52.0	1,247
Elan	Austin, TX	12/01/2020	2007	270	100%	39.5	1,133
Cielo on Gilbert	Phoenix, AZ	12/23/2020	1985	432	90%	74.3	1,050
Total/Average				1,898		$338.4	$1,200

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units	Commitment Amount (in millions)	Investment Amount (in millions)	Average Rent (2)
Preferred Equity
Strategic Portfolio
Georgetown Crossing	Savannah, GA	3/20/2020	1994	168	$2.2	$2.2	$1,006
Park on the Square	Pensacola, FL	3/20/2020	1999	240	5.8	5.8	1,121
The Commons	Jacksonville, FL	5/08/2020	1975	328	3.9	3.9	896
Water’s Edge	Pensacola, FL	10/01/2020	2004	184	3.3	3.3	1,118
Hunter’s Pointe	Pensacola, FL	12/16/2020	1986	204	1.7	1.7	975
Encore Chandler	Phoenix, AZ	12/31/2020	2023	208	10.2	-	1,457
Total Preferred Equity				1,332	27.1	16.9	1,094

Mezzanine
Reunion Apartments	Orlando, FL	7/01/2020	2022	280	10.0	8.0	1,366
Avondale Hills	Atlanta, GA	9/30/2020	2023	240	11.7	1.0	1,538
Total Mezzanine				520	21.7	9.0	1,445

Ground Lease
Zoey (3)	Austin, TX	3/04/2020	2022	307	23.5	15.1	1,762
Total Ground Lease				307	23.5	15.1	1,762

Total/Average				2,159	$72.3	$41.0	$1,286

(1)	All dates are for the year construction was or is expected to be completed, or the date that a significant renovation has or will be completed.

(2)	Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2020. The average rent for the development project represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.

(3)	Property is a development project. The Company acquired land and entered into a ground lease. The purchase price includes the land acquisition of $3.1 million plus funding of $12.0 million of the $20.4 million leasehold improvement allowance.

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds
Operating Properties
Ashton Reserve	Charlotte, NC	4/14/2020	473	100%	$84.6	$31.2
Marquis at TPC	San Antonio, TX	4/17/2020	139	90%	22.5	5.3
Enders Place at Baldwin Park	Orlando, FL	4/21/2020	220	92%	53.2	24.0
Cade Boca Raton	Boca Raton, FL	10/26/2020	90	81%	37.8	10.2
Total Operating Properties			922		198.1	70.7

Mezzanine
Novel Perimeter	Atlanta, GA	12/9/2020	320	—	90.6	23.6
Arlo	Charlotte, NC	12/15/2020	286	—	79.5	31.1
Total Mezzanine			606		170.1	54.7

Preferred Equity
Helios	Atlanta, GA	1/08/2020	282	—	65.6	22.7
Whetstone Apartments	Durham, NC	1/24/2020	204	—	46.5	19.6
Riverside Apartments	Austin, TX	12/22/2020	222	—	47.5	14.8
Total Preferred Equity			708		159.6	57.1

Total			2,236		$527.8	$182.5

Bluerock Residential Growth REIT, Inc.

Preferred Equity Investments, Notes and Accrued Interest Receivable, and Ground Lease

For the Three and Twelve Months Ended December 31, 2020

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of September 30, 2020	Change	Investment Balance as of December 31, 2020	Return as of December 31, 2020	CFFO Earned for the Three Months Ended December 31, 2020	CFFO Earned for the Year Ended December 31, 2020
Preferred Equity Investments
Operating – Stabilized
Alexan CityCentre	$14,416	$647	$15,063	17.8%	$664	$2,502
Alexan Southside Place	25,717	321	26,038	0.0%	-	955
Mira Vista	5,250	-	5,250	10.1%	136	539
Strategic Portfolio	22,105	4,949	27,054	10.5%	687	2,121
Thornton Flats	4,600	-	4,600	9.0%	104	415
Total operating - stabilized	72,088	5,917	78,005		1,591	6,532

Lease-up
The Conley, formerly North Creek Apartments	15,735	(699)	15,036	12.5%	505	1,966
Wayford at Concord, formerly Wayforth at Concord	6,500	-	6,500	13.0%	216	839
Total lease-up	22,235	(699)	21,536		721	2,805

Development
Encore Chandler (1)	-	-	-	13.0%	-	-
Total development	-	-	-		-	-

Sold
Riverside Apartments	13,679	(13,679)	-		399	1,662
Total sold	13,679	(13,679)	-		399	1,730

Other	96	1	97	(2)	-	68	(3)
Provision for credit losses (4)(5)	-	(16,153)	(16,153)		-	-
	$108,098	$(24,613)	$83,485		$2,711	$11,067

Mezzanine Loans (6)
Operating - Stabilized
Domain at The One Forty (2)	$24,017	$298	$24,315	5.5%	$334	$1,311
Vickers Historic Roswell (2)	11,654	394	12,048	15.0%	440	1,733
Total operating - stabilized	35,671	692	36,363		774	3,044

Lease-up
Motif (2)	75,409	27	75,436	12.9%	2,427	9,549
Total lease-up	75,409	27	75,436		2,427	9,549

Development
Avondale Hills	-	1,021	1,021	12.0%	3	3
Reunion Apartments	1,934	6,227	8,161	12.0%	161	176
The Park at Chapel Hill (7)	36,413	514	36,927	11.5%	1,046	3,077
Total development	38,347	7,762	46,109		1,210	3,256

Sold
Arlo	30,242	(30,242)	-		962	4,161
Novel Perimeter	22,980	(22,980)	-		673	3,084
Total sold	53,222	(53,222)	-		1,635	7,245

Provision for credit losses (5)	-	(174)	(174)		-	-
	$202,649	$(44,915)	$157,734		$6,046	$23,094

Ground Lease - Development (6)(8)
Zoey	$6,827	8,569	15,396	5.0%	$131	$232
Provision for credit losses (5)	-	(42)	(42)		-	-
	$6,827	$8,527	$15,354		$131	$232

(1)	The investment closed on December 31, 2020 with a loan commitment of $10.2 million, none of which had been funded as of December 31, 2020.

(2)	The Company also holds an equity method investment with 0.5% common ownership.

(3)	Represents preferred equity investments sold in early 2020, including Helios and Whetstone.

(4)	The Company recorded a credit loss of $15.9 million on the Alexan Southside Place investment under Current Expected Credit Losses ("CECL")

(5)	The Company recorded a general provision for credit losses of $439 or 18 bps on its total preferred equity, mezzanine loans and ground lease investments..

(6)	Investment balances include accrued interest.

(7)	The investment includes a $5.0 million senior loan and a $31.0 million mezzanine loan.

(8)	Ground lease investments are included in accounts receivable, prepaids and other assets.

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Fourth Quarter 2020

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated(1)	Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990	$1,289		$1,379		92.7%
ARIUM Grandewood	Orlando, FL	306	2005	1,407		1,500		94.5%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,413		1,562		93.0%
ARIUM Metrowest	Orlando, FL	510	2001	1,406		1,577		92.3%
ARIUM Westside	Atlanta, GA	336	2008	1,442		1,602		93.3%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,677		1,862		95.4%
Avenue 25	Phoenix, AZ	254	2013	1,239		1,399		94.1%
Carrington at Perimeter Park	Morrisville, NC	266	2007	1,247		1,333		92.2%
Chattahoochee Ridge	Atlanta, GA	358	1996	1,388		1,463		96.1%
Chevy Chase	Austin, TX	320	1971	964		1,091		98.3%
Cielo on Gilbert	Mesa, AZ	432	1985	1,050		1,186		97.2%
Citrus Tower	Orlando, FL	336	2006	1,364		1,521		96.7%
Denim	Scottsdale, AZ	645	1979	1,236		1,390		96.3%
Elan	Austin, TX	270	2007	1,133		1,245		94.0%
Element	Las Vegas, NV	200	1995	1,250		1,515		96.9%
Falls at Forsyth	Cumming, GA	356	2019	1,412		1,536		96.1%
Gulfshore Apartment Homes	Naples, FL	368	2016	1,292		1,399		92.4%
James on South First	Austin, TX	250	2016	1,348		1,490		96.2%
Marquis at The Cascades	Tyler, TX	582	2009	1,214		1,312		96.2%
Navigator Villas	Pasco, WA	176	2013	1,133		1,207		96.0%
Outlook at Greystone	Birmingham, AL	300	2007	1,072		1,253		94.0%
Park & Kingston	Charlotte, NC	168	2015	1,280		1,366		95.9%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	1,377		1,535		95.2%
Plantation Park	Lake Jackson, TX	238	2016	1,261		1,350		92.8%
Providence Trail	Mount Juliet, TN	334	2007	1,260		1,418		93.8%
Roswell City Walk	Roswell, GA	320	2015	1,584		1,816		96.4%
Sands Parc	Daytona Beach, FL	264	2017	1,362		1,486		95.3%
The Brodie	Austin, TX	324	2001	1,315		1,484		94.7%
The District at Scottsdale	Scottsdale, AZ	332	2018	1,650		1,829		92.0%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,461		1,540		95.9%
The Mills	Greenville, SC	304	2013	1,052		1,191		96.8%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,481		1,631		95.9%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	1,350		1,471		95.6%
The Sanctuary	Las Vegas, NV	320	1988	1,084		1,130		94.6%
Veranda at Centerfield	Houston, TX	400	1999	1,017		1,136		96.4%
Villages of Cypress Creek	Houston, TX	384	2001	1,174		1,263		94.1%
Wesley Village	Charlotte, NC	301	2010	1,367		1,456		94.6%

Total Consolidated Operating Properties		12,722		$1,315	(5)	$1,449	(5)	94.9	%(5)

Mezzanine/Preferred/Ground Lease Investments:
Alexan CityCentre	Houston, TX	340		$1,513		$1,594		93.9%
Alexan Southside Place	Houston, TX	270		1,639		1,770		93.5%
Avondale Hills	Decatur, GA	240		1,538	(4)	N/A		N/A
Belmont Crossing	Smyrna, GA	192		831		950		96.7%
Domain at The One Forty	Garland, TX	299		1,282		1,447		94.5%
Encore Chandler	Chandler, AZ	208		1,457	(4)	N/A		N/A
Georgetown Crossing	Savannah, GA	168		1,006		1,115		96.0%
Hunter’s Pointe	Pensacola, FL	204		975		1,097		99.0%
Mira Vista	Austin, TX	200		1,078		1,188		93.3%
Motif	Fort Lauderdale, FL	385		2,352	(4)	N/A		N/A
Park on the Square	Pensacola, FL	240		1,121		1,304		99.5%
Reunion Apartments	Orlando, FL	280		1,366	(4)	N/A		N/A
Sierra Terrace	Atlanta, GA	135		1,215		1,365		99.3%
Sierra Village	Atlanta, GA	154		1,212		1,330		90.5%
The Commons	Jacksonville, FL	328		896		1,016		97.5%
The Conley, formerly North Creek Apartments	Leander, TX	259		1,358	(4)	N/A		N/A
The Park at Chapel Hill	Chapel Hill, NC	414		1,599	(4)	N/A		N/A
Thornton Flats	Austin, TX	104		1,541		1,764		90.1%
Vickers Historic Roswell	Roswell, GA	79		2,783		2,999		97.9%
Water’s Edge	Pensacola, FL	184		1,118		1,328		98.6%
Wayford at Concord, formerly Wayforth at Concord	Concord, NC	150		1,707	(4)	N/A		N/A
Zoey	Austin, TX	307		1,762	(4)	N/A		N/A

Total Mezzanine/Preferred/Ground Lease Investments		5,140		$1,443	(6)	$1,390	(6)	95.3	%(6)
Total Portfolio		17,862		$1,353	(7)	$1,438	(7)	95.0	%(7)

(1)	Represents date of last significant renovation or year built if no renovations.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended December 31, 2020.
(3)	Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended December 31, 2020.
(4)	Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(5)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,318, $1,452, and 94.9%, respectively, for the three months ended December 31, 2020.
(6)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,442, $1,411, and 94.6%, respectively, for the three months ended December 31, 2020.
(7)	The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,358, $1,443, and 94.8%, respectively, for the three months ended December 31, 2020.

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of December 31, 2020

(Unaudited)

Units and Investment
	2020		To Date
	Completed	Completed	Total	Unrenovated Units
	in 4Q	Year-to-date	Completed	Remaining
Number of Renovations	65	310	2,955	4,421
Renovation Cost per Unit	$7,299	$7,719

Returns
	Inception-to-date
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$5,916	$116	23.6%

Bluerock Residential Growth REIT, Inc.

Lease-up and Development Mezzanine/Preferred/Ground Lease Investments

As of December 31, 2020

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions) (1)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (2)
Lease-up Investments
Motif (3)	385	138.4	133.5	359,481	70.4	1Q18	1Q20	2Q20	2Q22
The Conley, formerly North Creek Apartments (4)	259	44.0	38.4	169,884	23.6	4Q18	2Q20	4Q20	3Q21
Wayford at Concord, formerly Wayforth at Concord (4)	150	33.5	29.5	223,333	22.3	4Q18	1Q20	4Q20	1Q21
Total lease-up units	794

Development Investments
Zoey (5)	307	59.5	29.7	193,811	25.5	1Q20	1Q22	2Q22	1Q23
Reunion Apartments (3)	280	47.6	18.6	170,000	30.5	3Q20	1Q22	3Q22	1Q23
The Park at Chapel Hill (3)	414	99.2	32.5	239,614	64.3	2Q20	3Q21	4Q22	2Q23
Avondale Hills (3)	240	51.8	10.8	215,833	31.4	4Q20	1Q23	1Q23	1Q24
Encore Chandler (4)	208	47.7	7.0	229,327	31.0	3Q21	1Q23	2Q23	2Q24
Total development units	1,449

Total units	2,243

(1)	Represents property level only and excludes mezzanine loan financing.
(2)	We define stabilized occupancy as attainment of 90% physical occupancy.
(3)	Represents a mezzanine loan investment.
(4)	Represents a preferred equity investment. Encore Chandler, The Conley (formerly North Creek Apartments), and Wayford at Concord (formerly Wayforth at Concord) have an option to purchase the property at stabilization.
(5)	Represents a ground lease investment.

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Fourth Quarter 2020

(Unaudited and dollars in thousands except for share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Net Real Estate Investments
Land	$279,481	$268,244
Buildings and improvements	1,889,471	1,752,738
Furniture, fixtures and equipment	78,438	67,904
Total Gross Real Estate Investments	2,247,390	2,088,886
Accumulated depreciation	(186,426)	(141,566)
Total Net Operating Real Estate Investments	2,060,964	1,947,320
Operating real estate held for sale, net	36,213	—
Total Net Real Estate Investments	2,097,177	1,947,320
Cash and cash equivalents	83,868	31,683
Restricted cash	35,093	19,085
Notes and accrued interest receivable, net	157,734	193,781
Due from affiliates	339	2,969
Accounts receivable, prepaids and other assets, net	29,502	16,317
Preferred equity investments and investments in unconsolidated real estate joint ventures, net	83,485	126,444
In-place lease intangible assets, net	2,594	3,098
Non-real estate assets associated with operating real estate held for sale	145	—
TOTAL ASSETS	$2,489,937	$2,340,697

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,490,932	$1,425,257
Mortgages payable associated with operating real estate held for sale	38,773	—
Revolving credit facilities	33,000	18,000
Accounts payable	1,317	1,488
Other accrued liabilities	31,025	27,499
Due to affiliates	618	790
Distributions payable	13,421	13,541
Liabilities associated with operating real estate held for sale	383	—
Total Liabilities	1,609,469	1,486,575
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 2,201,547 and 5,721,460 shares issued and outstanding at December 31, 2020 and 2019, respectively	54,332	140,355
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 513,489 and 536,695 shares issued and outstanding at December 31, 2020 and 2019, respectively	469,907	480,921
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 and 2,323,750 shares issued and outstanding at December 31, 2020 and 2019, respectively	56,462	56,797
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 9,717,917 and 17,400 shares issued and outstanding at December 31, 2020 and 2019, respectively	219,967	388
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding at December 31, 2020 and 2019	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 and 2,850,602 shares issued and outstanding at December 31, 2020 and 2019, respectively	66,867	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 22,020,950 and 23,422,557 shares issued and outstanding at December 31, 2020 and 2019, respectively	220	234
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding at December 31, 2020 and 2019	1	1
Additional paid-in-capital	304,710	311,683
Distributions in excess of cumulative earnings	(313,392)	(253,132)
Total Stockholders’ Equity	58,406	127,491
Noncontrolling Interests
Operating partnership units	(3,272)	19,331
Partially owned properties	24,666	28,839
Total Noncontrolling Interests	21,394	48,170
Total Equity	79,800	175,661
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,489,937	$2,340,697

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2020 and 2019

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Rental and other property revenues	$49,810	$45,800	$196,522	$185,376
Interest income from mezzanine loan and ground lease investments	6,177	6,720	23,326	24,595
Total revenues	55,987	52,520	219,848	209,971
Expenses
Property operating	18,861	17,600	76,301	74,449
Property management fees	1,269	1,192	4,988	4,899
General and administrative	6,566	5,620	24,141	22,553
Acquisition and pursuit costs	219	210	4,152	556
Weather-related losses, net	—	7	—	355
Depreciation and amortization	19,246	19,355	79,452	70,452
Total expenses	46,161	43,984	189,034	173,264
Operating income	9,826	8,536	30,814	36,707
Other income (expense)
Other income	25	68	144	68
Preferred returns on unconsolidated real estate joint ventures	3,037	2,700	11,250	9,797
Provision for credit losses	(16,369)	—	(16,369)	—
Gain on sale of real estate investments	1,412	—	59,508	48,680
Gain on sale of non-depreciable real estate investments	—	—	—	679
Loss on extinguishment of debt and debt modification costs	(645)	(335)	(14,630)	(7,258)
Interest expense, net	(13,700)	(13,728)	(55,994)	(59,554)
Total other expense	(26,240)	(11,295)	(16,091)	(7,588)
Net (loss) income	(16,414)	(2,759)	14,723	29,119
Preferred stock dividends	(15,676)	(12,868)	(58,463)	(46,159)
Preferred stock accretion	(4,873)	(3,415)	(16,851)	(10,335)
Net (loss) income attributable to noncontrolling interests
Operating Partnership units	(10,634)	(5,032)	(17,313)	(6,779)
Partially owned properties	(116)	(183)	1,396	(845)
Net loss attributable to noncontrolling interests	(10,750)	(5,215)	(15,917)	(7,624)
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)

Net loss per common share - Basic	$(1.13)	$(0.62)	$(1.91)	$(0.91)

Net loss per common share – Diluted	$(1.13)	$(0.62)	$(1.91)	$(0.91)

Weighted average basic common shares outstanding	23,378,695	22,729,882	24,084,347	22,649,222
Weighted average diluted common shares outstanding	23,378,695	22,729,882	24,084,347	22,649,222

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three and Twelve Months Ended December 31, 2020 and 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)
Add back: Net loss attributable to Operating Partnership Units	(10,634)	(5,032)	(17,313)	(6,779)
Net loss attributable to common stockholders and unit holders	(36,847)	(18,859)	(61,987)	(26,530)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization (1)	18,373	18,483	75,727	66,670
Provision for credit losses	16,369	—	16,369	—
Gain on sale of real estate investments	(1,417)	—	(56,777)	(48,172)
FFO Attributable to Common Stockholders and Unit Holders	(3,522)	(376)	(26,668)	(8,032)
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	219	210	4,152	556
Non-cash interest expense	701	826	3,025	3,174
Unrealized loss on derivatives	48	32	115	2,450
Loss on extinguishment of debt and debt modification costs	647	335	14,238	7,199
Weather-related losses, net	—	7	—	313
Non-real estate depreciation and amortization	122	121	486	448
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	—	—	393
Other income, net	(351)	(68)	(400)	(68)
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(353)	—	(1,291)
Non-cash equity compensation	3,329	2,506	11,917	10,615
Preferred stock accretion	4,873	3,415	16,851	10,335
CFFO Attributable to Common Stockholders and Unit Holders	$6,066	$6,655	$23,716	$25,413

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.11)	$(0.01)	$(0.81)	$(0.26)
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.18	$0.21	$0.72	$0.82

Weighted average common shares and units outstanding - diluted	32,994,897	31,455,630	33,116,871	30,899,927

(1)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests for partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of December 31, 2020

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	1.48%	LIBOR + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Hunter’s Creek	70,871	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Avenue 25 (2)	36,566	4.18%	Fixed	July 1, 2027
Carrington at Perimeter Park (3)	31,301	4.16%	Fixed	July 1, 2027
Chattahoochee Ridge	45,338	3.25%	Fixed	December 5, 2024
Chevy Chase	24,400	2.47%	LIBOR + 2.32% subject to Cap (1)	September 1, 2027
Cielo on Gilbert	58,000	2.70%	SOFR + 2.61% subject to Cap (1)	January 1, 2031
Citrus Tower	40,627	4.07%	Fixed	October 1, 2024
Denim (4)	101,205	3.41%	Fixed	August 1, 2029
Elan (5)	25,574	4.19%	Fixed	July 1, 2027
Element	29,260	3.63%	Fixed	July 1, 2026
Fannie Facility Advance	13,936	2.75%	LIBOR + 2.60% subject to Cap (1)	June 1, 2027
Gulfshore Apartment Homes	46,345	3.26%	Fixed	September 1, 2029
James on South First	25,674	4.35%	Fixed	January 1, 2024
Marquis at The Cascades I	31,668	1.76%	LIBOR + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades II	22,101	1.76%	LIBOR + 1.61% subject to Cap (1)	June 1, 2024
Navigator Villas (6)	20,515	4.56%	Fixed	June 1, 2028
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston	19,600	3.32%	Fixed	November 1, 2026
Pine Lakes Preserve	42,728	3.13%	LIBOR + 2.98% subject to Cap (1)	July 1, 2030
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	50,043	3.63%	Fixed	December 1, 2026
The Brodie	33,551	3.71%	Fixed	December 1, 2023
The District at Scottsdale	75,577	1.85%	LIBOR + 1.60% (1)	June 11, 2021
The Links at Plum Creek	39,578	4.31%	Fixed	October 1, 2025
The Mills	25,275	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Reserve at Palmer Ranch	40,977	4.41%	Fixed	May 1, 2025
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,100	1.40%	LIBOR + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	33,520	2.70%	LIBOR + 2.55% subject to Cap (1)	July 1, 2027
Wesley Village	39,438	4.25%	Fixed	April 1, 2024
Total	1,495,529
Fair value adjustments	6,489
Deferred financing costs, net	(11,086)
Total continuing operations	$1,490,932
Held for sale
ARIUM Grandewood (7)	$39,114	2.95%	(8)	July 1, 2025
Deferred financing costs, net	(341)
Total held for sale	$38,773
Total	$1,529,705
Weighted Average Interest Rate	3.45%

(1)	In December 2020, one-month LIBOR in effect was 0.15% and the 30-day average SOFR in effect was 0.09%.
(2)	The principal balance includes a $29.7 million senior loan at a fixed rate of 4.02% and a $6.9 million supplemental loan at a fixed rate of 4.86%.
(3)	The principal balance includes a $27.5 million senior loan at a fixed rate of 4.09% and a $3.8 million supplemental loan at a fixed rate of 4.66%.
(4)	The principal balance includes a $91.6 million senior loan at a fixed rate of 3.32% and a $9.6 million supplemental loan at a fixed rate of 4.22%.
(5)	The principal balance includes a $21.2 million senior loan at a fixed rate of 4.09% and a $4.4 million supplemental loan at a fixed rate of 4.66%.
(6)	The principal balance includes a $14.8 million senior loan at a fixed rate of 4.31% and a $5.7 million supplemental loan at a fixed rate of 5.23%.
(7)	The property was subsequently sold in January 2021.
(8)	The principal balance includes a $19.6 million advance at a fixed rate of 4.35% and a $19.5 million advance at a variable rate of 1.55% as of December 31, 2020.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of December 31, 2020

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total		% of Total
2021	$8,796	$77,418	$86,214	(1)	5.62%
2022	11,749	3,588	15,337		1.00%
2023	97,388	29,963	127,351		8.30%
2024	222,223	53,935	276,158		17.99%
2025	303,520	65,322	368,842		24.03%
Thereafter	493,908	166,833	660,741		43.06%
	$1,137,584	$397,059	$1,534,643		100.00%
Fair Value Adjustments	6,489	-	6,489
Subtotal	$1,144,073	$397,059	$1,541,132
Deferred Financing Costs, net	(8,231)	(3,196)	(11,427)
Total	$1,135,842	$393,863	$1,529,705

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)
Continuing Operations
Secured Fixed Rate Debt	$1,124,488	74.9%	3.90%	5.5
Secured Floating Rate Debt	377,530	25.1%	2.18%	5.2
Total/Average Continuing Operations	$1,502,018	100.0%	3.47%	5.4

Held for Sale
Secured Fixed Rate Debt	$19,585	50.1%	4.35%	4.5
Secured Floating Rate Debt	19,529	49.9%	1.55%	4.5
Total/Average Held for Sale	$39,114	100.0%	2.95%	4.5

Total/Average	$1,541,132	100.0%	3.45%	5.4

(1)	$75.6 million represents a loan in connection with The District at Scottsdale. The loan has a June 2021 maturity date and contains two (2) three-month extension options, subject to certain conditions.

Bluerock Residential Growth REIT, Inc.

2021 Projected Guidance

(Unaudited and dollars in thousands except for per share data)

	2021 Outlook (3)
	Low	High
Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share	$0.65	$0.70

Same Store Growth
Rental income growth	2.0%	4.0%
Property operating expense growth	4.0%	6.0%
NOI growth	0.0%	3.0%

Property management fee as a percentage of revenue	2.4%	2.2%
General and administrative expenses (1)	12,500	12,000
Income from preferred equity and mezzanine investments	29,100	29,100
Normal recurring capital expenditures (2)	2,900	2,700

Value-add Upgrades
Forecasted unit count	250	750
Return on investment	15%	20%

Investments
Total gross asset value	600,000	800,000

Dispositions
Total gross asset value	350,000	500,000

Noncontrolling Interest, Preferred Stock and Share Count Assumptions
Noncontrolling interest percentage of CFFO - partially owned properties	4.0%	3.9%
Series T preferred stock raise	200,000	350,000
Preferred stock dividends	54,000	58,000
Estimated weighted average diluted common shares and units outstanding	39,100	39,100

(1)	General and administrative expenses exclude non-cash expenses, such as depreciation and non-cash equity compensation.

(2)	Normally recurring capital expenditures exclude development, investment, revenue enhancing and non-recurring capital expenditures.

(3)	The Company has not reconciled projected Core Funds from Operations Attributable to Common Stockholders and Unit Holders per share (“CFFO”) guidance to the corresponding GAAP financial measure because it does not provide guidance for various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income (loss), computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest expense, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. Commencing January 1, 2020, we did not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $0.3 million and $1.5 million for the three and twelve months ended December 31, 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired six operating properties, made eight investments through mezzanine loans, preferred equity interests or ground lease investments, and sold six operating properties subsequent to December 31, 2019. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net loss attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)
Net loss attributable to noncontrolling interests	(10,750)	(5,215)	(15,917)	(7,624)
Preferred stock dividends	15,676	12,868	58,463	46,159
Preferred stock accretion	4,873	3,415	16,851	10,335
Interest expense, net	13,700	13,728	55,994	59,554
Real estate depreciation and amortization	19,199	19,309	79,267	70,079
Provision for credit losses	16,369	—	16,369	—
Gain on sale of real estate investments	(1,412)	—	(59,508)	(48,680)
Loss on extinguishment of debt and debt modification costs	645	335	14,630	7,258
EBITDAre	$32,087	$30,613	$121,475	$117,330
Acquisition and pursuit costs	219	210	4,152	556
Non-real estate depreciation and amortization	122	121	486	448
Weather-related losses, net	—	7	—	355
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	—	—	393
Non-cash equity compensation	3,329	2,506	11,917	10,615
Other income, net	(351)	(68)	(400)	(68)
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(353)	—	(1,291)
Adjusted EBITDAre	$35,406	$33,036	$137,630	$127,659

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired six operating properties, made eight investments through mezzanine loans, preferred equity interests or ground lease investments, and sold six operating properties subsequent to December 31, 2019. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net loss attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss attributable to common stockholders	$(26,213)	$(13,827)	$(44,674)	$(19,751)
Add back: Net loss attributable to Operating Partnership Units	(10,634)	(5,032)	(17,313)	(6,779)
Net loss attributable to common stockholders and unit holders	(36,847)	(18,859)	(61,987)	(26,530)
Add common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization	18,373	18,483	75,727	66,670
Non-real estate depreciation and amortization	122	121	486	448
Non-cash interest expense	701	826	3,025	3,174
Unrealized loss on derivatives	48	32	115	2,450
Loss on extinguishment of debt and debt modification costs	647	335	14,238	7,199
Provision for credit losses	16,369	—	16,369	—
Property management fees	1,211	1,135	4,751	4,645
Acquisition and pursuit costs	219	210	4,152	556
Corporate operating expenses	6,490	5,545	23,770	22,261
Weather-related losses, net	—	7	—	313
Preferred dividends	15,676	12,868	58,463	46,159
Preferred stock accretion	4,873	3,415	16,851	10,335
Less common stockholders and Operating Partnership Units pro-rata share of:
Other income, net	25	68	74	68
Preferred returns on unconsolidated real estate joint ventures	3,037	2,700	11,381	9,797
Interest income from mezzanine loan and ground lease investments	6,177	6,720	23,326	24,595
Gain on sale of real estate investments	1,417	—	56,777	48,172
Gain on sale of non-depreciable real estate investments	—	—	—	679
Pro-rata share of properties’ income	17,226	14,630	64,402	54,369
Add:
Noncontrolling interest pro-rata share of partially owned property income	799	724	3,074	2,810
Total property income	18,025	15,354	67,476	57,179
Add:
Interest expense	12,924	12,846	52,745	53,748
Net operating income	30,949	28,200	120,221	110,927
Less:
Non-same store net operating income	5,403	2,717	34,682	25,625
Same store net operating income (1)	$25,546	$25,483	$85,539	$85,302

(1)	Same store portfolio for the three months ended December 31, 2020 consists of 28 properties, which represent 9,958 units. Same store portfolio for the year ended December 31, 2020 consists of 24 properties, which represent 8,459 units.